Exhibit 10.11

NORTHWEST NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT, dated as of June 30, 2003 (this “Agreement”), is by and among NORTHWEST AIRLINES, INC., a corporation organized and existing under the laws of Minnesota (“Northwest”); WORLDSPAN, L.P., a limited partnership organized and existing under the laws of Delaware (“Worldspan”); and Travel Transaction Processing Corporation, a corporation organized and existing under the laws of Delaware (“Buyer”).

W I T N E S S E T H:

WHEREAS, NWA, Inc., a corporation organized and existing under the laws of Delaware (“NWA”), Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware, (“Delta”), American Airlines, Inc., a corporation organized and existing under the laws of Delaware (“American”), NewCRS Limited, Inc., a corporation organized and existing under the laws of Delaware (“NEWCRS”), Worldspan and Buyer have entered into a Partnership Interest Purchase Agreement, dated as of March 3, 2003 (the “Purchase Agreement”), pursuant to which Delta, NWA and American have severally agreed to sell, or cause their Affiliates to sell, all of the partnership interests in Worldspan to Buyer;

WHEREAS as a condition to the obligations of Buyer to consummate the transactions contemplated by the Purchase Agreement, the parties desire to enter into certain agreements on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do agree as follows:

SECTION 1.  Definitions.

As used in this Agreement, the following terms shall have the meanings specified below:

“Affiliate” of a specified Person means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.  For purposes of this Agreement, the term “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).  Notwithstanding anything to the contrary contained herein, it is understood and agreed that none of Orbitz, LLC, Orbitz, Inc., Hotwire Inc., and their respective subsidiaries and successors shall be deemed to be an Affiliate of Northwest for any purpose under this Agreement.

“Air Carrier” means (i) each “air carrier” as that term is defined in Section 40102(a)(2) of the United States Federal Aviation Act of 1958, as amended, and (ii) each “foreign air carrier” as that term is defined in Section 40102(a)(21) of the United States Federal Aviation Act of 1958, as amended.

“Airline Flights” means any of the following: (a) flight segments operated either (i) under the International Air Transport Association (“IATA”) code designation of Northwest or one of its airline Affiliates, or (ii) under an airline marketing alliance operated under a distinct alliance name or brand (e.g., Global Alliance) in which Northwest or any of its Affiliates participates and which involves an exchange of passenger or cargo traffic, whether operated by Northwest or by any other Air Carrier in such alliance, (b) interline itineraries or (c) codeshare travel involving Northwest or any of its Affiliates, as marketing Air Carrier or operating Air Carrier.

“American Non-Competition Agreement” means the Non-Competition Agreement, dated as of the date hereof, among American, Worldspan and Buyer.

“Code Share Partner” means any Air Carrier, some or all of whose flights use Northwest’s air carrier designator code.

“Core Business” means the provision to Travel Agencies of systems and services for the computerized display or distribution of Product availability; provided, however, that Core Business shall not be deemed to include Internal Reservations Services.

“Delta Non-Competition Agreement” means the Non-Competition Agreement, dated as of the date hereof, among Delta, Worldspan and Buyer.

“Excluded Affiliates” means each of MLT Inc. d/b/a MLT Vacations and its subsidiaries and successors for so long as such Person’s provision to Travel Agencies of systems and services for the computerized display or distribution of Product availability relates to (i) packaged products and/or services, which packages involve the products and/or services of at least two or more Travel Vendor categories (e.g., airline and hotel) or (ii) Airline Flights of Northwest or flights offered by a charter carrier irrespective of whether such flights are packaged with other products and/or services of another Travel Vendor category.

“Hosting Business” means the provision to an Air Carrier of systems and services to maintain a comprehensive electronic database of such Air Carrier’s Airline Flights inventory and other inventory of travel products and services to enable the operation of Internal Reservations Services; provided, however, that neither Northwest nor any of its Affiliates shall be deemed to be engaged in the Hosting Business as a result of systems and services that it provides to (i) any of its Affiliates, (ii) any of its Code Share Partners if and to the extent that such systems and services are used to support only the portion of the operations of the Code Share Partner that is associated with the Code Share Partner’s flights on which Northwest’s air carrier designator code is used, or (iii) any Air Carrier with which Northwest has or develops a regional or feeder carrier relationship.

“Internal Reservations Services” means the provision by Northwest or any of its Affiliates to any Person of systems and services for the computerized display or distribution of Product availability (i) which are branded under any name or mark publicly associated with the

Products of Northwest, any of its Code Share Partners or any of their respective Affiliates, or (ii) the display of which is biased in favor of the Airline Flights of Northwest; provided, however, that, in either case, the travel-related products and services of Travel Vendors, other than Airline Flights, are displayed and distributed by such systems and services only to the extent incidental to the Principal Activity.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Principal Activity” means the collection, storage, processing, display and/or distribution of Airline Flights information and inventory and other travel-related products or services with respect to Northwest, its Code Share Partners or any of their respective Affiliates.

“Product” means fares and inventory of Travel Vendors, excluding cargo.

“Restricted Activities” has the meaning set forth in Section 2.

“Travel Agency” means any Person  (i) who has been assigned an account number by the Airline Reporting Corporation (“ARC”) or IATA, or both (or any other accrediting agency that performs substantially all of the functions of ARC or IATA, or both, and is recognized by a majority of major United States Air Carriers) for the purpose of authorizing such Person to operate as a travel agency, and (ii) who on a comprehensive basis, books, sells and fulfills the products and services of Travel Vendors.  A Person shall be deemed to book, sell, and fulfill the products and services of Travel Vendors on a comprehensive basis if the Person books, sells, and fulfills the products and services of other Travel Vendors in addition to those of Northwest using information provided by a global distribution system operated by Worldspan, Sabre, Inc., Galileo International, LLC, Amadeus Global Travel Distribution, S.A., AXESS, Infini, ABACUS Distribution Systems Pte. Ltd., Travelsky and their respective successors and affiliates.

“Travel Vendor” means a vendor of travel-related products and services, such as an airline, hotel, rental car company, tour package operator, cruise operator, or travel insurance company.

SECTION 2.  Non-Competition.

Northwest agrees that, for a period of three years, in the case of clauses (i) and (iii), and five years, in the case of clause (ii), commencing on the date of this Agreement, neither it nor any Affiliate of it, other than, in the case of clause (i), an Excluded Affiliate, shall, directly or indirectly, (i) engage in the Core Business anywhere in the world, (ii) engage in the Hosting Business anywhere in the world or (iii) own two percent (2%) or more of the equity or voting securities issued by any Person whose principal business, at the time of the purchase of such securities, is the ownership and operation of a System, as defined by the United States Department of Transportation’s Computer Reservations Systems regulations contained in 14 CFR Part 255 (as in effect on the date of the Purchase Agreement except that, for purposes of this Section 2, System shall not be limited to a computer reservations system offered by an Air Carrier for use in the United States but shall instead mean a computer reservations system offered by any Person for use anywhere in the world) (clauses (i), (ii) and (iii) collectively referred to herein as, the “Restricted Activities”); provided, however, that Northwest and its Affiliates shall not be prohibited from purchasing securities of, or acquiring or merging with or into, any Person, or acquiring assets of any business, that directly or indirectly engages in or has an ownership interest that constitutes a Restricted Activity so long as Northwest or such Affiliate, as the case may be, shall dispose of the portion of the acquired business that engages in the Restricted Activity within one year following the date of the applicable acquisition.

SECTION 3.  Disputes.

The restrictive covenants contained in this Agreement are each covenants independent of any other provision of this Agreement, and the existence of any claim which any party hereto may allege against any other party to this Agreement, the Purchase Agreement or any other agreement entered into among any of the parties pursuant to the transactions contemplated by the Purchase Agreement, whether based on this Agreement, the Purchase Agreement or such other agreements, shall not prevent the enforcement of these covenants.  Northwest acknowledges that Buyer is purchasing the goodwill of Worldspan and the covenants contained in Section 2 of this Agreement are essential to the protection of Buyer’s investment in Worldspan and that Buyer would not purchase Worldspan but for such covenants.  The parties agree that a breach by Northwest of this Agreement shall cause irreparable harm to Worldspan and Buyer and that Worldspan’s and Buyer’s remedies at law for any breach or threat of breach of the provisions of this Agreement shall be inadequate, and that Worldspan and Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof and to seek such relief in a court of competent jurisdiction, in addition to any other remedy to which such non-breaching party may be entitled at law or in equity.

SECTION 4.  Blue-Penciling.

If any court or arbitrator, as the case may be, determines that any restrictive covenant herein, or any part thereof, is unenforceable because of the duration or geographic scope of such provisions or other reason, it is the intention of the parties that such court shall have the power to modify any such provisions to the extent necessary to render the provisions enforceable, and such provisions as so modified shall be enforced.

SECTION 5.  Amendments.

This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided, however, that this Agreement may not be amended unless Worldspan and Buyer offer to enter into the same amendment with Delta and American with respect to each of the Delta Non-Competition Agreement and the American Non-Competition Agreement, respectively.

SECTION 6.  Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to the conflicts of law or choice of law principles thereof.

SECTION 7.  Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed given:  (a) when received if delivered personally; (b) on the next business day if sent by overnight service prepaid with instructions for next business day delivery; or (c) on the day of transmission if telecopied (transmission confirmed), to the parties at the following addresses and numbers (or to such other addresses and numbers as a party may have specified by notice given to the others pursuant to this provision):

(i)	If to Worldspan, to:

Worldspan, L.P.
300 Galleria Parkway, N.W.
Suite 2122
Atlanta, Georgia 30339
Attention: President & Chief Executive Officer

Telecopier No.: (770) 563-7878

With a copy to:

Worldspan, L.P.
300 Galleria Parkway, N.W.
Suite 2105
Atlanta, Georgia 30339
Attention: Senior Vice President - Human Resources, General Counsel and Secretary

Telecopier No.: (770) 563-7878

(ii)	If to Northwest, to:

Northwest Airlines, Inc.
Department A1180
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Attention: Executive Vice President, General Counsel & Secretary

Telecopier No.: (612) 726-7123

With a copy to:

Northwest Airlines, Inc.
Department A3000
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Attention: Executive Vice President of Marketing & Distribution

Telecopier No.: (612) 727-4104

(iii)	If to Buyer, to:

Travel Transaction Processing Corporation
c/o Citigroup Venture Capital Equity Partners, LP
399 Park Avenue, 14th Floor
New York, New York 10022
Attention: Joseph Silvestri

Telecopier No.: (212) 888-2940

Travel Transaction Processing Corporation
c/o Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Attention: Shael Dolman

Telecopier No.: (416) 730-5082

SECTION 8.  Rules of Construction.

The captions and other headings contained in this Agreement are for reference purposes only and shall not be considered a part of, or affect the construction and interpretation of, any provision of this Agreement.  All terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the travel industry.

SECTION 9.  Successors and Assigns.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement without the prior written consent of the other parties hereto to any Person other than a Person that (i) acquires all or substantially all of the assets of the assigning party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning party.  Notwithstanding the foregoing, Worldspan may assign any of its rights and obligations hereunder in whole or in part to any Affiliate of Worldspan and may collaterally assign its rights hereunder to any lender or financing source to Worldspan or Buyer, in each case, without the consent of Northwest.

SECTION 10.  No Third-Party Beneficiaries.

This Agreement shall be for the benefit of the parties hereto and none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party; provided, however, that Delta and American shall be third party beneficiaries to the proviso contained in Section 5 and the proviso contained in the first sentence of Section 11, and shall have the right to enforce such provisions directly.

SECTION 11.  Waivers.

The terms of this Agreement may be waived only by a written instrument signed by the party that would have been able to require compliance therewith; provided, however, that neither Worldspan nor Buyer may waive any provision of this Agreement without also offering to waive, if applicable, the same provision under each of the Delta Non-Competition Agreement and the American Non-Competition Agreement.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver on the part of any party of any such right, power or privilege shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

SECTION 12.  Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements and understandings, both written and oral, between the parties hereto or their Affiliates or any of them with respect to the subject matter hereof, including, without limitation, the Non-Competition Agreement, dated July 25, 2001, among Delta, Northwest, American and Worldspan.

SECTION 13.  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 30th day of June, 2003.

NORTHWEST AIRLINES, INC.

By:	/s/ Richard H. Anderson
Its:	Chief Executive Officer

WORLDSPAN, L.P.

By:	/s/ Paul J. Blackney
Its:	President and Chief Executive Officer

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Rakesh Gangwal
Its:	President

[Northwest Non-Competition Agreement]